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                              CONSULTING AGREEMENT

         This Consulting Agreement dated as of June 1, 2000 by and between DualStar Technologies Corporation, a Delaware corporation having its address at 1 Park Avenue, New York, New York 10016 ("DualStar"), and Hades Advisors LLC, a New Jersey limited liability company having its address at 113 Jackson Drive, Cresskill, New Jersey ("Hades").

         WHEREAS, DualStar desires to engage Hades to provide consulting services to DualStar on a variety of matters, including, without limitation, strategic alternatives and planning; and

         WHEREAS, Hades is willing to provide such services on and subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the parties hereto agree as follows:

         1. Subject to the terms and conditions set forth herein, Hades hereby agrees to provide to DualStar and its subsidiaries consulting services (the "Services") in connection with DualStar's strategic alternatives and planning, and DualStar hereby agrees to pay Hades for the Services a sum of $20,000 per month, payable in advance on the first day of each month during the Term (defined below), and to reimburse Hades for all out-of-pocket expenses incurred by Hades and its personnel in furtherance of performing the Services.

         3. All personnel assigned by Hades to perform Services will be principals, employees or contractors (collectively, "personnel") of Hades and Hades will pay all salaries and expenses of, any applicable federal, social security, federal and state unemployment taxes, and any other payroll or withholding taxes relating to such employees. Hades will be considered, for all purposes, an independent contractor, and its will not, directly or indirectly, act as an agent, servant or employee of DualStar.

         4. This Consulting Agreement will be effective from the date hereof and will terminate on June 1, 2003, at which time it may be renewed, extended or modified by a written agreement signed by both parties hereto.

         5. Hades agrees that the Services to be provided hereunder will be performed by qualified, careful and efficient personnel in strict conformity with the best practices and highest applicable standards. Hades is responsible for the direct management and supervision of its personnel.

         6. Hades agrees not to use or disclose to anyone other than employees, principals, consultants attorneys and other professionals of Hades who have acknowledged this confidentiality covenant and agree in writing to be bound by it, during the terms of this Consulting Agreement and for a period of two (2) years following the

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termination hereof, any Confidential Information (defined below). For purposes of this Consulting Agreement, "Confidential Information: is (a) information contained in any materials delivered to Hades pursuant to this Consulting Agreement, and (b) information which relates to DualStar's business affairs or that of any of its affiliates, but does not include any information otherwise made available to Hades in any other capacity apart from this Consulting Agreement or is otherwise publicly available through no act or failure to act on the part of Hades. Upon the termination of this Consulting Agreement, Hades shall deliver to DualStar all Confidential Information and other material in which DualStar has exclusive rights.

         7. Hades's obligation to perform the Services hereunder shall be excused without liability when prevented by strike, act of God, governmental action, accident or any other condition beyond its reasonable control. Hades agrees to resume performance of Services as soon as practicable following cessation of such condition.

         8. This Consulting Agreement may be terminated prior to the end of the Term or any renewal thereof as provided in this Paragraph 8 and the rights and remedies of the parties upon such termination shall be as set forth in this Paragraph. Either party (the "Non-defaulting Party") may terminate this Consulting Agreement upon a material breach of this Consulting Agreement by the other party (the "Defaulting Party") if such material breach is not cured by the Defaulting Party within fifteen (15) days of its receipt of written notice regarding such breach from the Non-defaulting Party. Other than termination as a result of a material breach by Hades, DualStar may terminate this Consulting Agreement only by giving written notice to Hades of DualStar's intention to terminate this Consulting Agreement accompanied by payment of (i) all unpaid amounts due hereunder from DualStar to Hades for Services rendered through the date of termination, plus all reimbursable amounts for which Hades has delivered to DualStar an invoice on or before the termination date, (ii) $25,000, which will be used by Hades for reimbursable expenses incurred prior to the termination date and not yet invoiced, and (iii) an amount equal to the product of $20,000 times the greater of (A) the number of months remaining in the Term hereof, and (B) 24. Not later than 60 days following the termination date, Hades shall provide DualStar with an itemized invoice for reimbursable expenses incurred by Hades prior to the termination date. To the extent that the $25,000 payment contemplated by clause (ii) above exceeds such invoiced amount, Hades will remit the difference to DualStar with the itemized invoice. To the extent that the $25,000 payment contemplated by clause (ii) above is less than the invoiced amount, DualStar will remit such difference to Hades within 30 days following receipt of the itemized invoice.

         9. DualStar shall not in any action or proceeding, or otherwise, assert any claim for consequential damages against Hades on account of any loss, cost, damage or expense which DualStar may suffer or incur because of any act or omission of Hades or its employees in the performance of the Services, and DualStar hereby expressly waives all such claims.

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         10. This Consulting Agreement may not be assigned by either party without the prior written consent of the other party.

         11. This Consulting Agreement will be governed in all respects by the law of the State of Delaware.

         12. This Consulting Agreement may be amended only by an instrument in writing executed by the parties or their permitted assignees.

         13. All notices pursuant to this Consulting Agreement shall be in writing, and hand delivered or mailed by first class mail, postage prepaid, or sent via facsimile to the attention of the person listed below and to the party intended as the recipient thereof at the address of such party set forth below, or at such other address or to the attention of such other person as such party shall have designated for such purpose in a written notice complying as to delivery with the terms of this Paragraph.

             If to Hades:     Hades Advisors LLC
                              113 Jackson Drive
                              Cresskill, New Jersey
                              Fax: (201) 568-6624

             If to DualStar:  DualStar Technologies Corporation
                              1 Park Avenue
                              New York, New York 10016
                              Attention:  President and Chief Executive Officer
                              Fax: (212) 616-6254

         14. Failure by either party at any time to require performance by the other party or to claim a breach of any provision of this Consulting Agreement will not be construed as a waiver of any right accruing under this Consulting Agreement, nor affect any subsequent breach, nor affect the effectiveness of this Agreement or any part hereof, nor prejudice either party as regards any subsequent action.

         15. This Consulting Agreement constitutes the entire agreement between Hades and DualStar with respect to the subject matter hereof and no representation or statement not contained in the main body of this Agreement shall be binding upon DualStar or Hades as a warranty or otherwise.


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         IN WITNESS WHEREOF, the parties hereto have respectively caused this
Consulting Agreement to be executed by their duly authorized signatories as of the day and year first above written.

DUALSTAR TECHONOLOGIES CORPORATION



By: /s/
    --------------------------------------------
    Name:  Gregory Cuneo
    Title: President and Chief Executive Officer



HADES ADVISORS LLC



By: /s/
    --------------------------------------------
    Name:
    Title: